UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918-573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 3, 2017, The Williams Companies, Inc. (the “Company”) issued and sold an additional 9,750,000 shares (the “Additional Shares”) of the Company’s common stock pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock granted in the Underwriting Agreement, dated January 9, 2017, between the Company and Morgan Stanley & Co. LLC, as representative of the underwriters named in Schedule 1 thereto. The Company used the net proceeds of the sale of the Additional Shares to purchase 7,659,181 common units representing limited partner interests in Williams Partners L.P. (the “Partnership”) for an aggregate purchase price of $276,388,125 pursuant to the Common Unit Purchase Agreement, dated January 9, 2017, by and among the Partnership, the Company, and the Company’s wholly owned subsidiary, Williams Gas Pipeline Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

/s/ Robert E. Riley, Jr.
Name: Robert E. Riley, Jr.
Title: Assistant Secretary

DATED: February 3, 2017